Exhibit 99.1

     CARREKER CORPORATION REPORTS FOURTH QUARTER AND FISCAL 2004 RESULTS

     DALLAS, March 15 /PRNewswire-FirstCall/ -- Carreker Corporation (Nasdaq:
CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reported results for its fourth quarter and fiscal year ended January 31, 2005.

     The Company reported revenue of $28.9 million and a net loss of $1.1 million, or ($0.04) per diluted share for the fourth quarter of 2004. The loss for the quarter included a restructuring charge of approximately $700,000, or ($0.03) per diluted share, due primarily to workforce reductions in multiple business units and in corporate overhead.

     "While revenue decreased from third quarter 2004 levels, contracted sales improved over the same period and we expect fourth quarter sales momentum to continue in 2005. To achieve this goal, we remain committed to our R&D effort, which will result in the release of several major new products in the first half of 2005," said J. D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation. "Our accomplishments throughout 2004 -- including key business wins, the establishment of new leadership, the introduction of important new products and the continuing reduction of expenses -- have helped lay a substantially stronger internal foundation to support our 2005 growth potential. Moreover, our enhanced capabilities will be further supported by positive market conditions as the emerging demand for enterprise payments and enterprise risk solutions gathers momentum".

     Total revenue for the fourth quarter of 2004 was $28.9 million as compared to revenue of $30.6 million in the third quarter of 2004. Revenue for the full year of 2004 was $118.9 million versus $128.9 million in 2003.

     For the fourth quarter of 2004, the Company reported an operating loss of $1.3 million as compared to operating income of $0.4 million in the third quarter of 2004. The previously mentioned restructuring charge of approximately $700,000 contributed to the operating loss for the fourth quarter of 2004. For the full year 2004, the Company recorded a $1.5 million operating loss as compared to operating income of $4.3 million in 2003.

     The net loss for the fourth quarter of 2004 was $1.1 million, or ($0.04) per diluted share, as compared to net income of $513,000 in the third quarter of 2004, or $0.02 per diluted share. For the full year 2004, the net loss was $1.2 million, or ($0.05) per diluted share, as compared to 2003 net income of $3.7 million, or $0.15 per diluted share.

     Business Outlook
     The Company anticipates continued improvement in contracted sales in 2005. Increased product availability and consulting opportunities are expected to result in revenue growth in 2005. Revenue for the first quarter of 2005 is expected to be in line with fourth quarter 2004 revenue while operating income for the first quarter of 2005 is expected to be approximately break-even or slightly negative. The Company continually evaluates overall expenses and remains focused on cost reduction initiatives. Anticipated revenue growth along with the cost reduction efforts are expected to position the Company for profitability in 2005.

     Conference Call
     Carreker's management will host a conference call and web cast today, Tuesday, March 15, 2005, at 11:00 a.m. Eastern Time to discuss the Company's fourth quarter and full fiscal year 2004 financial results and provide an overview of business conditions, industry trends and other points of interest. To join the conference call, Domestic participants dial 800-599-9816, International participants dial 617-847-8705. All participants enter code 71331000. Additionally, a live web cast of the conference call will be available through the investor relations section of the Company's web site at http://ir.carreker.com. A replay of the call will be available on Tuesday, March 15 from 1:00 p.m. Eastern Time through 11:45 p.m. Tuesday, March 22, 2005. To access the replay, Domestic participants dial 888-286-8010, International participants dial 617-801-6888. All replay participants enter code 95367405. An archived version of the web cast will be available through the investor relations section of the Company's web site at http://ir.carreker.com.

     About Carreker Corporation
     Carreker Corporation improves earnings for financial institutions around the world. The Company's integrated consulting and software solutions are designed to increase clients' revenues and reduce their expenses, while improving security and increasing the value of their customer relationships. Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean. Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney. For more information, visit http://www.carreker.com.

     Forward Looking Statements - Except for historical information, the statements in this release, including statements regarding future financial performance, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to customer acceptance of new product introductions, the timing of revenue from contracted sales, the timing of expected sales of products and the volatility in the Company's common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company's operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption "Business-Forward Looking Statements and Risk Factors" in the Company's most recent Form 10-K for the year ended January 31, 2004 and "Management's Discussion and Analysis" in subsequent quarterly reports on Form 10-Q. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

                              CARREKER CORPORATION
                           Consolidated Balance Sheets
                    (In thousands, except per share amounts)

                                                                        January 31,
                                                               ----------------------------
                                                                   2005           2004
                                                               ----------------------------
ASSETS
Current assets
 Cash and cash equivalents                                     $     34,516    $     28,605
 Accounts receivable, net of allowance of
  $529 and $1,512 at January 31, 2005 and
  January 31, 2004, respectively                                     11,144          21,751
 Prepaid expenses and other current assets                            2,595           3,545
                                                               ----------------------------
Total current assets                                                 48,255          53,901

Property and equipment, net of accumulated depreciation of
 $20,194 and $17,140 at January 31, 2005 and January 31,
 2004, respectively                                                   6,604           6,690
Capitalized software costs, net of
 accumulated amortization of $12,426 and $11,050
 at January 31, 2005 and January 31, 2004, respectively               3,245           2,028
Acquired developed technology, net of accumulated
 amortization of $15,773 and $11,153 at January 31, 2005
 and January 31, 2004, respectively                                   9,927          14,547
Goodwill, net of accumulated amortization of
 $3,405 at January 31, 2005 and January 31, 2004                     20,765          21,193
Customer relationships, net of accumulated
 amortization of $5,133 and $3,733 at January 31, 2005
 and January 31, 2004, respectively                                   3,267           4,667
Deferred loan costs, net of accumulated
 amortization of $1,300 and $1,028 at January 31, 2005
 and January 31, 2004, respectively                                     407             680
Other assets                                                          1,522             873
                                                               ----------------------------
Total assets                                                   $     93,992    $    104,579
                                                               ============================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                                              $        992    $        913
 Accrued compensation and benefits                                    7,818           9,219
 Other accrued expenses                                               3,323           4,621
 Income tax payable                                                     339              80
 Deferred revenue                                                    22,181          25,231
 Accrued merger and restructuring costs                               1,004           1,898
                                                               ----------------------------
Total current liabilities                                            35,657          41,962
Long-term debt                                                           --           6,250
Other long-term liabilities                                             973              49
                                                               ----------------------------
Total liabilities                                                    36,630          48,261

Commitments and Contingencies

Stockholders' equity
 Preferred stock, $.01 par value:
  2,000 shares authorized; no shares issued or outstanding               --              --
 Common stock, $.01 par value:
  100,000 shares authorized; 24,852 and 24,357
  shares issued at January 31, 2005 and January 31, 2004,
  respectively                                                          249             244
 Additional paid-in capital                                         110,992         108,757
 Accumulated deficit                                                (53,876)        (52,680)
 Less treasury stock, at cost: 1 common shares
  at January 31, 2005 and January 31, 2004                               (3)             (3)
                                                               ----------------------------
Total stockholders' equity                                           57,362          56,318
                                                               ----------------------------
Total liabilities and stockholders' equity                     $     93,992    $    104,579
                                                               ============================

                              CARREKER CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                      Year Ended January 31,
                                           --------------------------------------------
                                               2005            2004            2003
                                           --------------------------------------------
Revenues:

Consulting fees                            $     37,193    $     34,064    $     39,204
Software license fees                            20,429          27,365          37,946
Software maintenance fees                        43,293          45,122          41,858
Software implementation fees                     14,799          18,103          24,310
Outsourcing service fees                            139              --              --
Out-of-pocket expense reimbursements              3,038           4,254           6,458
                                           --------------------------------------------
  Total revenues                                118,891         128,908         149,776

Cost of revenues:

Consulting fees                                  18,989          20,470          25,067
Software license fees                             7,960           8,020           7,701
Write-off of capitalized
 software costs and prepaid software
 royalties                                           --              --             954
Software maintenance fees                        14,771          13,420          10,773
Software implementation fees                     14,747          17,901          19,496
Outsourcing service fees                            616              --              --
Out-of-pocket expenses                            3,087           4,335           7,248
                                           --------------------------------------------
  Total cost of revenues                         60,170          64,146          71,239
                                           --------------------------------------------
Gross profit                                     58,721          64,762          78,537

Operating costs and expenses:

Selling, general and administrative              46,524          49,733          50,326
Research and development                          8,644           7,471          11,307
Amortization of customer relationships            1,400           1,400           1,400
Goodwill impairment                                  --              --          46,000
Restructuring and other charges                   3,682           1,901           2,945
                                           --------------------------------------------
  Total operating costs and expenses             60,250          60,505         111,978
                                           --------------------------------------------
Income (loss) from operations                    (1,529)          4,257         (33,441)

Other income (expense):

Interest income                                     306             266             414
Interest expense                                   (442)         (1,218)         (2,583)
Other income                                      1,037             601             505
                                           --------------------------------------------
  Total other income (expense), net                 901            (351)         (1,664)

Income (loss) before provision
 (benefit) for income taxes                        (628)          3,906         (35,105)
Provision (benefit)
 for income taxes                                   568             200          (1,475)
                                           --------------------------------------------
Net income (loss)                          $     (1,196)   $      3,706    $    (33,630)
                                           ============================================
Basic earnings (loss) per share            $      (0.05)   $       0.16    $      (1.45)
                                           ============================================
Diluted earnings (loss) per share          $      (0.05)   $       0.15    $      (1.45)
                                           ============================================
Shares used in computing
 basic earnings per share                        24,295          23,736          23,198
                                           ============================================
Shares used in computing
 diluted earnings per share                      24,295          24,384          23,198
                                           ============================================

SOURCE  Carreker Corporation
    -0-                             03/15/2005
    /CONTACT: Lisa Peterson, Executive Vice President and CFO of Carreker Corporation, +1-972-371-1454 PH, or +1-972-458-2567 FX,
lpeterson@carreker.com/
    /Web site:  http://www.carreker.com
                http://ir.carreker.com /